Exhibit 10.3

HERITAGE GLOBAL INC.

STOCK OPTION GRANT NOTICE UNDER THE
2003 STOCK OPTION AND APPRECIATION RIGHTS PLAN

Heritage Global Inc. (the “Company”), pursuant to its 2003 Stock Option and Appreciation Rights Plan (the “Plan”), hereby grants to the option holder set forth below an option to purchase the number of shares of the Company’s common stock as set forth below.  The options are subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement (Attachment 1), the Plan (Attachment 2), and the Notice of Exercise (Attachment 3), all of which are attached hereto and incorporated herein in their entirety.

Option Holder:

Date of Grant:

Number of Shares Subject to Option:

Exercise Price (Per Share):	$

Expiration Date:	See the Stock Option Agreement.

Type of Grant:	.

Vesting Schedule:

Subject to the conditions of the Stock Option Agreement and the Plan, the option shall vest and shall become exercisable in equal parts on each of the first, second, third and fourth anniversaries of the Grant Date.

Payment:	See Section 7.1 of the Plan.

Additional Terms/Acknowledgements:

The undersigned option holder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan.  Option holder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between option holder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject.

Executed as of ,.

HERITAGE GLOBAL INC.	OPTION HOLDER:

By:
Name:
Title:

[Signature Page – Stock Option Grant Notice]

ATTACHMENT 1

STOCK OPTION AGREEMENT

UNDER THE HERITAGE GLOBAL INC.

2003 STOCK OPTION AND APPRECIATION RIGHTS PLAN

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement, Heritage Global Inc. (the “Company”) has granted you, __________________________ (the “Optionee”), an option under its 2003 Stock Option and Appreciation Rights Plan (the “Plan”) to purchase the number of shares of the Company’s common stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same meaning as in the Plan.

1. GRANT OF OPTION.  The Company has granted to the Optionee certain stock options under the Plan to purchase the number of shares of the Company’s common stock in the amounts and at exercise prices set forth in the Grant Notice.

2. VESTING.  The option shall vest and become exercisable as provided in the Grant Notice except that no additional shares shall vest after the date of termination of the Optionee’s employment or consultancy with the Company, regardless of the reason for such termination.

3. NUMBER OF SHARES AND EXERCISE PRICE.  The number of shares of common stock subject to the Optionee’s options and respective exercise prices per share referenced in the Grant Notice may be adjusted from time to time for changes in capital structure, as provided in Article IX of the Plan.

3. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of the Optionee’s respective options.  The Optionee may elect to make payment of the exercise price in cash or by check or in any other manner permitted by the Company.

5. WHOLE SHARES.  The Optionee may exercise his/her respective options only for whole shares of common stock except to the extent the number of shares subject to any such option is a fractional amount, in which case an exercise for such fractional amount of shares will be permitted. In lieu of issuing a fraction of a share upon any exercise of an option, the Company will be entitled to pay to the Optionee an amount equal to the fair market value of such fractional share.

6. NO EXERCISE IN VIOLATION OF LAW. The Optionee may not exercise his or her respective options unless the shares of common stock issuable upon such exercise are then registered under the Securities Act of 1933 (the “Securities Act”) or, if such shares of common stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.  The exercise of the Optionee’s respective options must also comply with other applicable laws and regulations governing such options, and the Optionee may not exercise his or her respective options if the Company determines that such exercise would not be in material compliance with such laws and regulations.

7. TERM.  The Optionee may not exercise the Optionee’s respective options before the commencement of its term or after its term expires.  The term of the Optionee’s respective options commences on the Date of Grant and expires upon the earliest of the following:

(a) Seven (7) years after the date of the grant; or

(b) In accordance with Article VI of the Plan.

8.  EXERCISE.  The Optionee may exercise the vested portion of the Optionee’s respective options during its term by delivering a Notice of Exercise (in a form designated by the Company) and in compliance with Article VII of the Plan.

9. TRANSFERABILITY.  The Optionee’s respective options are not transferable, except by will or by the laws of descent and distribution, and are exercisable during the Optionee’s life only by the Optionee.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, the Optionee may designate a third party who, in the event of his/her death, shall thereafter be entitled to exercise the Optionee’s respective options.

10. OPTION NOT A SERVICE CONTRACT.  The Optionee’s respective options are not in and of themselves an employment or service contract, and nothing in such options shall be deemed to create in any way whatsoever any obligation on the

Optionee’s part to continue in the employ of the Company or any affiliate of the Company, or of the Company or any such affiliate to continue his or her employment.  In addition, nothing in the Optionee’s respective options shall obligate the Company or any of its affiliates, their respective shareholders, boards of directors, officers or employees to continue any relationship that the Optionee might have as a director or consultant for the Company or any of its affiliates.

11. NO RIGHTS AS SHAREHOLDER.  The Optionee shall not have any rights of a shareholder with respect to the shares subject to the options evidenced by this Stock Option Agreement, until a stock certificate has been duly issued following exercise of the option as provided herein.

12. WITHHOLDING OBLIGATIONS.

(a) At the time the Optionee exercises his/her option, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any of its affiliates, if any, which arise in connection with the exercise of the Optionee’s respective options.

(b) Upon the Optionee’s request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to the Optionee upon the exercise of the Optionee’s respective options a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law.  If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of such options, share withholding pursuant to the preceding sentence shall not be permitted unless the Optionee makes a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of such options.  Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of such options that are otherwise issuable to the Optionee upon such exercise.  Any adverse consequences to the Optionee arising in connection with such share withholding procedure shall be the Optionee’s sole responsibility.

(c) The Optionee may not exercise his/her respective options unless the tax withholding obligations of the Company and/or any Affiliate are satisfied.  Accordingly, the Optionee may not be able to exercise such options when desired even though such options are vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein.

13. NOTICES. Any notices provided for in the Optionee’s respective options or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to the Optionee, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Optionee at the last address the Optionee provided to the Company.

14. GOVERNING PLAN DOCUMENT. The Optionee’s respective options are subject to all the provisions of the Plan, the provisions of which are hereby made a part of such options, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.

15. VENUE AND JURY TRIAL.  Exclusive venue for any action arising out of or related to this Agreement will be in state or federal court located in the County of New York, New York, and each party consents to the jurisdiction of such courts and waives any defense based on lack of personal jurisdiction or inconvenient forum.  EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT BE TRIED BY JURY.  EACH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO DEMAND TRIAL BY JURY.

HERITAGE GLOBAL INC.	OPTION HOLDER:

By:
Name:
Title:

[Signature Page – Stock Option Agreement]

ATTACHMENT 2

HERITAGE GLOBAL INC.

2003 STOCK OPTION AND APPRECIATION RIGHTS PLAN

See attached.

ATTACHMENT 3

NOTICE OF EXERCISE

1. Pursuant to a certain stock option notice (“Agreement”) between the undersigned (“Optionee”) and Heritage Global Inc. (the “Company”) evidencing that certain option granted ______________, 2012, Optionee hereby exercises the right to purchase ____________ shares of common stock of the Company (“Stock”) at an exercise price of $____ per share.

2. Optionee hereby represents and warrants to the Company and acknowledges and agrees as follows:

(a) Review of Materials; Advice and Consultation.  Optionee is a sophisticated investor and has such knowledge and experience in financial and business matters that he or she is able to understand the information concerning the Company and to evaluate the risks in any investment in the Stock.  Optionee has been advised to discuss this investment with his, her or its legal or other professional advisors, or with other investment representatives who have knowledge of business and financial matters.  If he or she has not done so it is because, in his or her opinion, he or she is personally capable of evaluating the Company and does not need the advice of other persons.  Optionee and, to the extent deemed necessary by him or her, any of the persons mentioned above, has been afforded the opportunity to ask questions concerning the Company and its business and has been furnished with such information with respect to the Company and its proposed operations as he or she has requested to his or her satisfaction.

(b) Risk of Loss; Transfer Restrictions.  Optionee understands and has fully considered for purposes of this investment that (i) the investment involves a high degree of risk of loss, and (ii) there are substantial restrictions on the transferability of the Stock.

(c) Financial Ability.  Optionee is able (i) to bear the economic risk of this investment, (ii) to hold the Stock for an indefinite period of time, and (iii) to afford a complete loss of this investment.  Optionee represents that he or she has adequate means of providing for his or her current needs and possible personal contingencies and has no need for liquidity in this particular investment.  Optionee’s overall commitment to investments which are not readily marketable is not disproportionate to his or her net worth, and his or her investment in the Stock will not cause such overall commitment to become excessive.

(d) Investment Purpose.  Optionee is acquiring Stock for his or her own account and not for the account of any other person.  Optionee is acquiring Stock solely for investment and not with a view to, or for resale in connection with, the distribution or other disposition thereof.  Optionee understands that the sale and issuance of the Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), applicable state securities laws or the securities or similar laws of any other jurisdiction whatsoever, and, therefore, the Stock cannot be sold, resold, pledged, assigned or otherwise disposed of unless it is subsequently registered under the securities and similar laws of each applicable jurisdiction, or unless exemptions from such registration requirements are available.  Optionee understands that dispositions of Stock can be made only in compliance with the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and all applicable state securities and “blue sky” laws; and Optionee understands that the Company is under no obligation to register the offer or sale of any Stock in any jurisdiction whatsoever or to assist Optionee in complying with any exemption from registration under the securities or similar laws of any jurisdiction whatsoever.  Optionee further understands that this transaction has not been reviewed by, passed on, or submitted to the United States Securities and Exchange Commission (the “SEC”), nor has the SEC or any other agency made any finding or determination as to the fairness of an investment in Stock, nor any recommendation or endorsement of this offering.

(e) Reliance by Company.  Optionee understands that the Company is relying on the truth and accuracy of the representations, declarations and warranties made by Optionee in this Notice of Exercise in offering the Stock for sale to Optionee and in determining the availability of certain exemptions under applicable securities laws.

3. The foregoing representations and warranties and undertakings are made by Optionee with the intent that the Company may rely upon them in determining his or her suitability as an investor.  Optionee agrees that such representations and warranties shall survive his or her investment.  Optionee agrees to indemnify and hold harmless the Company from any damages, claims, expenses, losses or actions resulting from the untruth of any of the representations and warranties of Optionee contained in this Notice of Exercise.

4. Capitalized terms used in this Notice of Exercise but not defined herein have the meanings set forth in the Agreement.

Date:

OPTIONEE: